EXHIBIT 23



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 2000, included in this Form 10-K, into Mirage Resorts, Incorporated's previously filed registration statements on Form S-8 (File No. 33-16037), on Form S-8 (File No. 33-48394), on Form S-8 (File No. 33-63804), on Form S-8 (File No. 33-60183)
and on Form S-8 (File No. 333-59455).



                              ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 10, 2000